                                                                    Exhibit 1.1



                              CSC HOLDINGS, INC.
                           (a Delaware corporation)



                         7 1/4% Senior Notes due 2008
                      7 5/8% Senior Debentures due 2018



                              PURCHASE AGREEMENT
















Dated: July 16, 1998

                               CSC HOLDINGS, INC.
                            (a Delaware corporation)

                                  $500,000,000
                          7 1/4% Senior Notes due 2008
                                      and
                                 $500,000,000
                       7 5/8% Senior Debentures due 2018


                              PURCHASE AGREEMENT


                                                  July 16, 1998


To the Underwriters named in Schedule I


Ladies and Gentlemen:

          CSC Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule I certain of its debt securities specified in Schedule II (the "Offered Securities") on the terms and conditions stated herein and in Schedule II. The Offered Securities will be issued pursuant to an indenture dated as of July 1, 1998 (the "Indenture"), which Indenture, for all purposes hereof, shall include the Officers' Certificate (as defined in the Indenture) establishing the form and terms of the Offered Securities pursuant to Section 301 of the Indenture, between the Company and The Bank of New York, as trustee (the "Trustee") As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firms named as Underwriters in Schedule I, and the term "you" shall mean the Underwriters. The Offered Securities and the Indenture are more fully described in the Prospectus and the Prospectus Supplement referred to below.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration
No. 333-57407), including a prospectus, relating to certain of its securities (including the Offered Securities) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the Commission. As provided in Section 3(a) hereof, a prospectus supplement reflecting the terms of the Offered Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424(b), is herein referred to as the "Prospectus Supplement". Such registration statement, as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) under the 1933 Act is herein referred to as the "Rule 462(b) Registration Statement" and, after such filing, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The basic prospectus included or incorporated by reference in the Registration Statement relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each of the Underwriters that:

          (i) The Company meets the requirements for use of Form S-3 under the 1933 Act and on the original effective date of the Registration Statement and on the effective date of the most recent post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, the Registration Statement and the Rule 462(b) Registration Statement, and any amendments or supplements thereto, complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"), the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof and at the Closing Time (as defined below), (A) the Registration Statement and any amendments and supplements thereto, comply and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, (B) neither the Registration Statement nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) neither the Prospectus nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by you to the Company expressly for use in the Registration Statement or the Prospectus. At the Closing Time, the Indenture will comply in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations and will be duly qualified under the 1939 Act. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, do not and will not, on the date hereof and at all times subsequent thereto up to the Closing Time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) KPMG Peat Marwick LLP, who are reporting upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are independent accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) The consolidated historical financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement. The pro forma financial statements and other pro forma financial information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (v) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with power and authority (corporate and other) under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (vi) The subsidiaries of the Company set forth on Schedule III are, as of the date hereof, all of the "Restricted Subsidiaries", as such term is defined in the indenture, dated as of December 1, 1997, for the Company's 7 7/8% Senior Debentures due 2018 and the Bank Credit Agreement (as such term is defined in the Indenture). The subsidiaries of the Company set forth on Schedule IV are "Unrestricted Subsidiaries", as such term is defined in the Indenture (the Restricted Subsidiaries and the Unrestricted Subsidiaries are hereinafter referred to collectively as the "Subsidiaries"). The Subsidiaries on Schedules III and IV with an asterisk by their names are the only subsidiaries of the Company which had at December 31, 1997 assets in excess of 10% of the consolidated assets of the Company and its subsidiaries as at that date or had, in the aggregate, for the fiscal year then ended revenues or operating cash flow in excess of 10% of consolidated revenues or consolidated operating cash flow of the Company and its subsidiaries for such period (such Subsidiaries are referred to herein as the "Material Subsidiaries"). In making this determination, any subsidiary acquired after December 31, 1997 shall be deemed to have been acquired as of such date.

          (vii) Each Material Subsidiary that is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with power and authority (corporate and other) under such laws to own, lease and operate its properties and conduct its business; and each such Material Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and, except as disclosed on Schedule III or IV to this Agreement or as disclosed or contemplated by the Prospectus, are owned by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (viii) Each of the Material Subsidiaries in which the Company or a subsidiary of the Company is a limited or general partner (hereinafter called the "Partnerships") has been duly formed and is validly existing as a limited or general partnership, as the case may be, under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate properties and conduct its business; all necessary filings with respect to the formation of the Partnerships as limited or general partnerships (as the case may be) have been made under such laws; and each of the Partnerships is duly qualified to transact business and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (ix) The Company had at March 31, 1998 a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization"; the Offered Securities conform in all material respects to the description thereof contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

          (x) The Offered Securities have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided herein, the Offered Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xi) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

          (xii) This Agreement has been duly authorized, executed and delivered by the Company.

          (xiii) The Indenture has been duly authorized by the Company. The Indenture as executed is or will be substantially in the form filed as an exhibit to the Registration Statement. The Indenture, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the form of Indenture conforms in all material respects to the description thereof contained in the Prospectus.

          (xiv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been
     (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change which the Company has reasonable cause to believe will involve any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

          (xv) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of the Indenture and this Agreement (collectively, the "Operative Documents") by the Company, the issuance and delivery of the Offered Securities, the consummation by the Company of the transactions contemplated by the Operative Documents, the compliance by the Company with the terms of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of its properties (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise) or (C) any material agreement or other material instrument (including any franchise agreement, license, permit or other governmental authorization granted by the Federal Communications Commission (hereinafter called the "FCC"), The New York State Commission on Cable Television, the Massachusetts Cable Television Commission or any other governing body having jurisdiction over cable television operations) binding upon the Company or any of its Subsidiaries (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise).

          (xvi) The statements in the Prospectus Supplement under "Risk Factors" and "Description of Securities," the statements in the basic prospectus under "Description of Debt Securities" and "Risk Factors" and the statements in the Company's annual report on Form 10-K for the year ended December 31, 1997 (the "1997 Form 10-K"), which is incorporated by reference in the Prospectus, under "Business -- Competition Cable Television" and "Business -- Regulation -- Cable Television" and in the Registration Statement in Item 15, and the statements cross-referenced therein, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, with respect to such legal matters, documents and proceedings, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (xvii) Except as disclosed in the Prospectus, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1939 Act and the securities or blue sky laws of the various states) is required (A) for the valid authorization, issuance, sale and delivery of the Offered Securities in the United States, or (B) for the execution, delivery or performance by the Company of this Agreement or the Indenture, except for any such consent, approval, authorization, order or registration the failure of which to obtain or make or the absence of which would result in no material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (xviii)   Except as disclosed in the Prospectus, there is no
     action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Prospectus or that the Company has reasonable cause to believe will result in any material adverse change in the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or that will materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that the Company has reasonable cause to believe will materially adversely affect the consummation of the transactions contemplated in this Agreement.

          (xix) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (xx) The Company and the Subsidiaries each has good and marketable title to all material properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; and any material real property and buildings under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere, to an extent material to the Company and its subsidiaries, considered as one enterprise, with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

          (xxi) Except as disclosed in the Prospectus, the Company and the Subsidiaries each owns, possesses or has obtained all material agreements, governmental licenses, permits, certificates, consents, orders, approvals and other material authorizations (including, without limitation, all material governmental authorizations and agreements with public utilities and microwave transmission companies and pole access and rental agreements) necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (xxii) To the best knowledge of the Company and except as disclosed in the Prospectus, no labor problem exists with its employees or with employees of the Subsidiaries that could reasonably be expected to materially and adversely affect the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

          (b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          Section 2. Purchase, Sale and Delivery to the Underwriters; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in Schedule II, the principal amount of Offered Securities set forth opposite the name of such Underwriter in
Schedule I, plus any additional principal amount of Offered Securities which you may become obligated to purchase pursuant to Section 10 hereof.

          (b) Payment of the purchase price for the Offered Securities shall be made by wire transfer of same day federal funds and delivery of the Offered Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place in The City of New York, at 10:00 A.M. on July 21, 1998 or at such other time not more than ten full Business Days thereafter as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 10 (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company in the manner specified in
Schedule II hereto, against delivery of the Offered Securities to you for the respective accounts of the several Underwriters. Except as otherwise provided in Schedule II hereto, the Offered Securities shall be in such denominations ($1,000 or an integral multiple thereof) and registered in such names as you may request in writing at least two full business days before the Closing Time.

          Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

          (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount of the Offered Securities and their material terms, the name of each Underwriter participating in the offering and the principal amount of the Offered Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you shall reasonably request.

          (b) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will, subject to Section 3(c) hereof, file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

          (c) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will inform you of its intention to file any amendment to the Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; will furnish you with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document in a form to which you shall reasonably object.

          (d) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will notify you immediately, and confirm the notice in writing (with respect to clause (i), upon request), (i) of the effectiveness of any amendment to the Registration Statement,
     (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iii) of any request by the Commission to amend the Registration Statement or any supplement to the Prospectus or for additional information relating thereto and (iv) of the issuance by the

     Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the institution or to the Company's knowledge, the threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (e) The Company has furnished or will furnish to you for the managing Underwriters as many copies as you have reasonably requested of each of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement became effective, and as many copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act (through the end of the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities) and copies of all consents and certificates of experts, as you may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (f) The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate, and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Offered Securities for investment under the laws of such jurisdictions as you may reasonably request.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 calendar days in the case the period corresponds to the fiscal year of the Company), an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement and covering a period of

     12 months beginning after the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

          (h) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
     Section 3(c) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

          (i) The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectus under the caption "Use of Proceeds".

          (j) For a period of three years after the Closing Time, the Company will furnish to you copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its securityholders generally.

          (k) The Company will not be or become, at any time prior to the expiration of three years after the Closing Time, an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus supplements and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, the Indenture and Offered Securities, (c) the delivery of the Offered Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Offered Securities under the applicable securities laws in accordance with Section 3(f) hereof and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith, (f) any fees charged by rating agencies for rating the Offered Securities and (g) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Offered Securities.

          If this Agreement is terminated by you in accordance with the provisions of Section 5 or 9(a)(i), the Company shall reimburse the Underwriters for all their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          Section 5. Conditions of Underwriters' Obligations. Except as otherwise provided in Schedule II, the obligations of the several Underwriters to purchase and pay for the Offered Securities that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

          (b) At the Closing Time, you shall have received a signed opinion of Sullivan & Cromwell, counsel for the Company, dated as of the Closing Time, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

               (ii) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the 1939 Act; the Offered Securities have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Offered Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (iii) The execution and delivery by the Company of the Indenture and this Agreement, the issuance of the Offered Securities in accordance with the Indenture and the sale of the Offered Securities by the Company to you pursuant to this Agreement do not, and the performance by the Company of its obligations under the Indenture and this Agreement will not, violate the Company's Certificate of Incorporation or By-Laws.

               (iv) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Offered Securities by the Company to the Underwriters have been obtained or made.

               (v) This Agreement has been duly authorized, executed and delivered by the Company.

          Such counsel shall also furnish you with a letter to the effect that as counsel to the Company, they reviewed the Registration Statement and the Prospectus, participated in discussions with representatives of the Underwriters and of the Company and its accountants and advised the Company as to the requirements of the 1933 Act and the applicable rules and regulations thereunder; between the date of the Prospectus Supplement and the Closing Time, such counsel participated in further discussions with representatives of the Underwriters and of the Company and its accountants in which the contents of certain portions of the Prospectus and related matters were discussed and reviewed certain documents filed by the Company with the Commission, certificates of certain officers of the Company, opinions addressed to the Underwriters from Robert S. Lemle, Esq. and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and a letter from the Company's independent accountants; on the basis of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience such counsel have gained through their practice under the 1933 Act, they confirm to you that, in such counsel's opinion, each part of the Registration Statement, when such part became effective, and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act, and the applicable rules and regulations of the Commission thereunder; further, nothing that came to such counsel's attention in the course of such review has caused such counsel to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date of the Prospectus Supplement contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; also, nothing that came to the attention of such counsel in the course of the procedures described in the second clause of this paragraph has caused such counsel to believe that the Prospectus, as supplemented by the Prospectus Supplement, as of the Closing Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such counsel shall state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions "Description of Debt Securities", "Description of Securities" and "Underwriting" in the Prospectus insofar as they relate to provisions of documents therein described; also, such counsel need express no opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus, or as to the description of statutes, regulations, proceedings or other matters referred to in Section 5(d) hereof or as to the statement of eligibility of the Trustee under the Indenture under which the Offered Securities are being issued. Finally, such counsel shall assume that any Rule 462(b) Registration Statement was filed with the Commission prior to the time that any confirmations of the sale of any of the Offered Securities were sent or given to investors.

          In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and no opinion as to any federal or state laws relating to communications and telecommunications, including laws which regulate individuals, companies or businesses because such entities provide communications or telecommunications services, including the provision of cable television services or telephone services. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

          (c) At the Closing Time you shall have received a signed opinion of Robert S. Lemle, Esq., Executive Vice President, Secretary and General Counsel for the Company, in form and substance satisfactory to counsel to the Underwriters, to the effect that:

               (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

               (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

               (iii) Each Material Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. Each Material Subsidiary that is a partnership is duly organized under the laws of the jurisdiction of its organization.

               (iv) All of the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; except as set forth on Schedules III and IV to this Agreement or as disclosed in or as contemplated by the Prospectus, all of such shares are owned by the Company, directly or through one or more subsidiaries, free and clear of any material pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; no holder thereof is subject to personal liability under the certificate of incorporation or by-laws of the respective Material Subsidiary or the corporation law of the jurisdiction in which such Material Subsidiary is organized by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of such Material Subsidiary under the certificate of incorporation or by-laws of such Material Subsidiary or the corporation law of the jurisdiction in which such Material Subsidiary is organized.

               (v) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or may be a party, or of which any of their properties are or may be the subject, of a character which are required to be disclosed in the Registration Statement, the Prospectus, the 1997 Form 10-K or any Form 10-Q of the Company, other than those disclosed therein.


               (vi) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Time (other than the financial statements and related schedules therein and any untrue statement or omission of a material fact contained therein which was corrected in the Prospectus, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and he has no reason to believe that such documents, read together, as of the date of the Prospectus Supplement or as of the Closing Time, contained or contain an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (vii) Such counsel does not know of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

               (viii) To the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement or any subsequent Form 10-Q of the Company, which default would have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

               (ix) The execution and delivery of this Agreement and the Indenture by the Company, the issuance and delivery of the Offered Securities, the consummation by the Company of the transactions contemplated in this Agreement and compliance by the Company with the terms of this Agreement and the Indenture will not conflict with the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (including any franchise agreement, license, permit or other governmental authorization granted by the FCC, The State of New York

          Commission on Cable Television, or any other Federal or New York State governing body having jurisdiction over cable television operations) known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, which conflict, breach, violation or default would have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any Federal, New York or Delaware General Corporation Law statute or any order, rule or regulation known to such counsel of any Federal, New York or Delaware court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties, which violation in each case would have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement, except with respect to such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters.

          In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States (other than federal communications laws, as to which such counsel need express no opinion), the laws of the State of New York and the General Corporation Law of the State of Delaware. In giving such opinion, such counsel may rely, as to all matters governed by the laws of any other jurisdiction, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that he believes you and he are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

          (d) At the Closing Time you shall have received a signed opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as special communications counsel to the Company, in form and substance satisfactory to counsel to the Underwriters, to the effect that:

               (i) The approvals, if any, required to be obtained from the FCC to consummate the transactions contemplated by this Agreement have been obtained and are in full force and effect.

               (ii) Such counsel does not know of any federal communications and copyright statutes that are principally directed to the regulation of cable properties applicable to the Company that are not described in the Prospectus but would be material and relevant to the business of the Company, and the descriptions in the Prospectus of such statutes therein described are accurate and fairly summarize such statutes.

               (iii) The information in the Prospectus Supplement under the captions "Risk Factors -- Risks Related to Regulation", "Risk Factors -- Risk of Competition" and "Risk Factors -- Competition from Telephone Companies" and in the 1997 Form 10-K under the captions "Business -- Competition -- Cable Television" and "Business -- Regulation -- Cable Television", to the extent that such sections describe statutes, regulations and governmental proceedings or matters involving federal communications and copyright law and policy and the impact thereof on the business in which the Company and its subsidiaries are engaged, has been reviewed by them and fairly represents the federal communications and copyright law described therein applicable to the Company and its subsidiaries as disclosed in the Prospectus and material and relevant to the business of the Company and its subsidiaries.

     In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the District of Columbia, the federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials. Such counsel may strictly confine such opinion to matters involving the Federal Communications Act of 1934, as amended (the "Communications Act"), the rules and regulations of the FCC, and those provisions of the federal copyright law that are principally directed to the regulation of cable properties. Such counsel may also limit such opinion to the state of the law as it exists under the Communications Act, the rules and regulations of the FCC, and federal copyright law as of the date thereof.

          (e) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, to the effect that the opinions delivered pursuant to Sections 5(b), 5(c) and 5(d) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Offered Securities, this Agreement, the Indenture, the Registration Statement, the Prospectus, the documents incorporated by reference therein and such other related matters as you may require. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and no opinion as to any federal or state laws relating to communications and telecommunications, including laws which regulate individuals, companies or businesses because such entities provide communications or telecommunications services, including the provision of cable television services or telephone services. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

          (f) At the Closing Time, (i) the Registration Statement and the Prospectus as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change in or affecting the financial position, stockholders' deficiency or results of operations of the Company and its subsidiaries, considered as one enterprise, (iii) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and
     (iv) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President, a Vice Chairman or a Vice President, and the Treasurer or Controller, of the Company, dated as of the Closing Time, to such effect.

          (g) You shall have received the letter specified in Sections 1 and 2 of Exhibit A at the date hereof and the letter specified in
     Section 3 of Exhibit A at the Closing Time.

          (h) Unless otherwise specified in Schedule II hereto, on or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

          (i) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and the matters referred to in Section 5(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

     The foregoing indemnity with respect to any untrue statement contained in or any omission from a preliminary prospectus supplement, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any loss, claim, damage, liability or litigation arising from the sale of Offered Securities to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be supplemented or amended, to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such preliminary prospectus supplement was corrected in the Prospectus, unless such failure resulted from noncompliance by the Company with its obligations hereunder to furnish the Underwriters with copies of the Prospectus.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment or supplement thereto) or such preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          Section 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount hereunder with respect to the offering of the Offered Securities bears to the initial public offering price of the Offered Securities, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Debentures set forth opposite their respective names in Schedule I attached hereto and not joint.

          Section 8. Agreements to Survive Delivery. The indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or person who controls the Company or any Underwriter within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Offered Securities.

          Section 9. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change in or affecting the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Offered Securities or enforce contracts for the sale of Offered Securities or (iii) if trading in any securities of the Company has been suspended by the Commission, the National Association of Securities Dealers, Inc. or the American Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either federal or New York authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Offered Securities that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Offered Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Offered Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Offered Securities does not exceed 10% of the aggregate principal amount of the Offered Securities to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that the principal amounts of Offered Securities set forth opposite the names of such non-defaulting Underwriters in Schedule I bear to the total aggregate principal amount of Offered Securities set forth opposite the names of such non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Offered Securities exceeds 10% of the aggregate principal amount of the Offered Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

          Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, attention of James B. Carroll, Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower - 30th Floor, 250 Vesey Street, New York, New York 10281, attention of Daniel L. Richards, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention of Beatrice Cassou, Salomon Brothers Inc, 7 World Trade Center, New York, New York 10048, attention of Craig Larson and Goldman, Sachs & Co., 32 Old Slip
- 9th Floor, New York, New York 10004, attention of Donald P. Hansen; and notices to the Company shall be directed to it at CSC Holdings, Inc., One Media Crossways, Woodbury, New York 11797, attention of Robert S. Lemle, Esq., Executive Vice President, General Counsel and Secretary, with a copy to Sullivan & Cromwell, at 125 Broad Street, New York, New York 10004, attention of John P. Mead, Esq.

          Section 12. Parties. The agreement herein set forth is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person who controls the Company or any of the Underwriters within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any Underwriter of the Offered Securities. If there are two or more Underwriters, all of their obligations hereunder are several and not joint.

          Section 13. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

          Section 14. Captions. The captions included in this Agreement are included solely for convenience of reference and are not considered to be part of this Agreement.

          Section 15. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

                                   Very truly yours,


                                   CSC HOLDINGS, INC.


                                   By________________________________

                                       Name:
                                       Title:



Confirmed and accepted as of
     the date first above written:


BEAR, STEARNS & CO. INC.
MERRILL LYNCH & CO.
       Merrill Lynch, Pierce, Fenner & Smith Incorporated
GOLDMAN, SACHS & CO.
SALOMON BROTHERS INC
MORGAN STANLEY & CO. INCORPORATED
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated


By: Merrill Lynch, Pierce, Fenner & Smith Incorporated


By_______________________________________
     Name:
     Title:

                                   SCHEDULE I


                              7 1/4% Senior Notes
                                    due 2008
                           7 5/8% Senior Debentures
                                   due 2018




                    Underwriter                   Principal Amount

                                             7 1/4% Senior  7 5/8% Senior
                                             Notes          Debentures
                                             due 2008       due 2018




Bear, Stearns & Co. Inc.                     $150,000,000   $150,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated                                  150,000,000    150,000,000
Goldman, Sachs & Co.                           75,000,000     75,000,000
Salomon Brothers Inc.                          75,000,000     75,000,000
Morgan Stanley & Co. Incorporated              50,000,000     50,000,000

     Total                                   $500,000,000   $500,000,000
                                             ------------   ------------
                                             ------------   ------------

                                  SCHEDULE II



                               CSC HOLDINGS, INC.

                              7 1/4% Senior Notes
                                    due 2008
                           7 5/8% Senior Debentures
                                   due 2018

Principal amount to be issued:     Notes: $500,000,000
                         Debentures: $500,000,000

Interest rate: Notes:    7 1/4%
          Debentures: 7 5/8%

Interest accrues from:   Notes:    July 21, 1998.
                    Debentures: July 21, 1998.

Date of maturity:   Notes: July 15, 2008.
               Debentures: July 15, 2018.

Redemption Provisions:   Notes: None
                    Debentures: None

Sinking fund requirements:    Notes:  None
                    Debentures:  None

Initial public offering price: Notes: 100% of the principal amount of the
                                      Notes plus accrued interest from
                                 July 21, 1998.
                              Debentures: 99.901% of the principal amount
                                          of the Debentures plus accrued
                                     interest from July 21, 1998.

Purchase price: 98.625% of the principal amount of the Notes plus accrued interest from July 21, 1998; 98.401% of the principal amount of the Debentures plus accrued interest from July 21, 1998.

Method of Payment: Payment shall be made to the Company in same day federal funds by wire transfer.

Closing date, time and location: 10:00 A.M., July 21, 1998 at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.

Listing requirement:  None.

                                 SCHEDULE III

                            RESTRICTED SUBSIDIARIES
                           (* - material subsidiary)


     3300 Lakeside Corporation
     A-R Cable Investments, Inc.
     A-R Cable Partners
     A-R Cable Services - NY, Inc.
     Arsenal MSub 2, Inc.
     Arsenal MSub 7, Inc.
     Cable Science Corporation
     Cablevision Area 9 Corporation
     Cablevision Fairfield Corporation
          Cablevision Finance Corporation
     Cablevision Finance Limited Partnership
     Cablevision Lightpath, Inc.
     Cablevision MFR, Inc. 1
     Cablevision of Boston, Inc.
     Cablevision of Brookline, Inc.
     Cablevision of Brookline, L.P.
     Cablevision of Cleveland G.P., Inc.
     Cablevision of Cleveland L.P., Inc.
     Cablevision of Cleveland, L.P.
     Cablevision of Connecticut Corporation
     Cablevision of Connecticut Limited Partnership
     Cablevision of Framingham Holdings, Inc.
     Cablevision of Framingham, Inc.
     Cablevision of Geauga County
     Cablevision of Hudson County, Inc. 1
     Cablevision of Michigan, Inc.
     Cablevision of Monmouth, Inc. 1
     Cablevision of Nashoba Holdings, Inc.
     Cablevision of Nashoba, Inc.
     Cablevision of New Jersey, Inc. 1
     Cablevision of New York City - Master L.P.
     Cablevision of New York City -Phase I L.P.
     Cablevision of Newark1
     Cablevision of Ohio, Ltd.
     Cablevision of the Midwest Holding Co., Inc.
     Cablevision of the Midwest, Inc.
     Cablevision Systems Brookline Corporation
     Cablevision Systems Dutchess Corporation

     Cablevision Systems East Hampton Corporation
     Cablevision Systems Great Neck Corporation
     Cablevision Systems Huntington Corporation
     Cablevision Systems Islip Corporation
     Cablevision Systems Long Island Corporation
     Cablevision Systems New York City Corporation
     Cablevision Systems of Southern Connecticut Limited Partnership Cablevision Systems Ohio Investment Corporation
     Cablevision Systems Suffolk Corporation
     Cablevision Systems Westchester Corporation
     Communications Development Corporation
     Complexicable of Cuyahoga Valley, Ltd.
     CSC Acquisition - MA, Inc.
     CSC Acquisition - NY, Inc.
     CSC Acquisition Corporation
     CSC Gateway Corporation1
     Framingham Holdings, Inc.
     NYC GP Corp.
     NYC LP Corp. (f/k/a Zeuxis Corp.)
     Ohio Cablevision Investors, Ltd.
     Petra Cablevision Corporation
     Samson Cablevision Corp.
     Shamrock Cable Corporation
     Shamrock Cleveland Cablevision, L.P.
     Shamrock Cuyahoga County Cablevision Associates, L.P.
     Shamrock Ohio Cablevision Associates, L.P.
     Space Cable of Ohio, Ltd.
     Space Cable of Strongsville, Ltd.
     Suffolk Cable Corporation
     Suffolk Cable of Shelter Island, Inc.
     Suffolk Cable of Smithtown, Inc.
     Telerama, Inc.
     V Cable, Inc.
     VC Holding, Inc.
     WP Nashoba Cable, Inc.

----------------------------
1 All shares pledged under the Pledge Agreement, dated as of September 5, 1996, between Cablevision MFR, Inc. and Toronto-Dominion (Texas), Inc. as Secured Agent.


                                     III-2

                                  SCHEDULE IV

                           UNRESTRICTED SUBSIDIARIES
                           (* - material subsidiary)

     A-R Cable Services - ME, Inc. (f/k/a Adams-Russell Cable Services - Maine, Inc.)
     A-R Cable Services, Inc. (f/k/a Adams-Russell Co., Inc.)
     Bootheel Video, Inc.
     Paragould Cablevision, Inc.
     AMC II Holding Corporation 1
     AMC Productions, Inc. 2
     American Movie Classics Company
     American Movie Classics Holding Corporation 1
     American Sports Classics, L.L.C. 1
     Bravo Company1
     Bravo Holding Corporation 1
     Bravo Programming, Inc. 1
     Cable Networks, Inc. 1
     Cablevision Programming Incorporated
     Cleveland Radio Holding, Inc.
     CV Radio Associates, L.P.
     Extra Help Holding Corporation1
     Extra Help L.L.C. 1
     Florida Holdings I, L.L.C.
     Florida Holdings II, L.L.C.
     Foxwatch Productions, Inc.
     Garden Programming, L.L.C.
     IFC Productions I L.L.C. 1
     Independent Film Channel, division of Bravo Company
     Madison Square Garden, L.P. 4
     Metro Channel Holding Corporation
     Metro Channel Holdings I, LLC
     Metro Channel Holdings II, LLC
     Metro Channel, L.L.C.
     MSG Aircraft Leasing, LLC
     MSG Flight Operations, LLC
     MSG Eden Corp.
     Muchmusic U.S.A. Venture
     National Advertising Partners
     National PSNA Holdings I LLC
     National PSNA Holdings II LLC
     National Sports Partners
     Neighborhood News Holdings, Inc. 1
     News 12 Holding Corporation1
     News 12 New Jersey L.L.C.
     News 12 The Bronx, L.L.C. 1

     News 12 The Bronx Holding Corporation1
     Next Wave Films, L.L.C. 1
     New York CityHawks, L.L.C. 4
     New York Rangers Enterprises Company4
     Northern Ohio Interconnect
     Prime SportsChannel Networks Associates
     PS Holding Acquisition Corporation
     R/L DBS Company, L.L.C.
     Radio City Productions, L.L.C.
     Radio City Trademarks, L.L.C.
     Rainbow Advertising Holdings, L.L.C. 1
     Rainbow Advertising Sales Corporation1
     Rainbow CT Holdings, Inc. 1
     Rainbow DBS Holdings, Inc.
     Rainbow Garden Corp.
     Rainbow Media Holdings, Inc. 3
     Rainbow Media Sports Holdings, Inc.
     Rainbow MM Holdings Corporation
     Rainbow National Sports Holdings, L.L.C.
     Rainbow Network Communications1
     Rainbow News 12 Company1
     Rainbow NJ Holdings, Inc. 1
     Rainbow Program Enterprises, L.P. 1
     Rainbow Regional Holdings, L.L.C.
     Rainbow Travel, Inc. 1
     Rainbow Westchester Holdings, Inc. 1
     Regional Chicago Holdings, L.L.C.
     Regional Cincinnati Holdings I LLC
     Regional Cincinnati Holdings II LLC
     Regional Detroit Holdings, LLC
     Regional MSG Holdings LLC
     Regional NE Holdings I LLC
     Regional NE Holdings II, L.L.C.
     Regional Ohio Holdings I LLC
     Regional Ohio Holdings II LLC
     Regional Pacific Holdings LLC
     Regional Programming Partners
     RNC Holding Corporation 1
     Romance Classics, division of American Movie Classics Company SC America Holding Corporation
     SC Florida Holding Company, L.L.C.
     SC Florida Holding Corporation
     SC Los Angeles Holding Corporation1
     Soccer/USA Partners, L.P.

     SportsChannel America Associates1
     SportsChannel America Soccer, Inc. 1
     SportsChannel Associates 4
     SportsChannel Chicago Associates
     SportsChannel Cincinnati Associates
     SportsChannel Florida Associates
     SportsChannel Florida Holding Company L.L.C.
     SportsChannel Los Angeles Associates1
     SportsChannel Los Angeles Holding Corporation1
     SportsChannel New England Limited Partnership1
     SportsChannel Ohio Associates
     SportsChannel Pacific Associates
     SportsChannel Prism/Chicago Holding Partnership
     SportsChannel Ventures, Inc.
     The 31st Street Company, L.L.C. 4
     The Story Channel L.L.C. 1
     The Story Channel, Inc. 1
     WKNR, Inc.
     World Cinema, division of Bravo Company
     1070 Jericho Turnpike Corp.
     111 New South Road Corporation
     1111 Stewart Corporation
     1144 Route 109 Corp.
     Cablevision of Massachusetts, Inc.
     Cablevision Electronics Investments, Inc.
     Cablevision Lightpath - CT, Inc.
     Cablevision Lightpath - MA, Inc.
     Cablevision Lightpath - MI, Inc.
     Cablevision Lightpath - NJ, Inc.
     Cablevision Lightpath - NY, Inc.
     Cablevision Lightpath - OH, Inc.
     Cablevision PCS Investments, Inc.
     Cablevision PCS Management, Inc.
     Cablevision Real Estate Corporation
     CSC At Home Holding Corporation
     CSC Equipment, Inc.
     CSC Investments Inc.
     CSC Nassau, Inc.
     CSC Technology, Inc. (f/k/a CSC Realty Inc.)
     CSC Transport II, Inc.
     CSC Transport, Inc.
     ECC Holding Corporation
     Missouri Cable Partners, L.P.
     NCC LP Corp.

     Northcoast Communications, L.L.C.
     U.S. Cable Television Group, L.P.
     V Cable G.P., Inc.
     V-C Mo. G.P., Inc.



----------------------------
1 All of the capital stock or partnership interests (as the case may be) are pledged to Toronto-Dominion under the terms of a Borrower Pledge Agreement, dated as of April 2, 1997, among Rainbow Media Holdings, Inc., (RMHI) and Toronto-Dominion (Texas), Inc. as administrative agent for the Banks.

2 All of the shares of AMC Production, Inc. are pledged to Toronto-Dominion under the terms of a Stock Pledge Agreement, dated as of April 2, 1997, between American Movie Classics Holding Company and Toronto-Dominion (Texas), Inc., as agent for the Banks.

3 All of the shares of Class A and Class B Common Stock of Rainbow Media Holdings, Inc. are pledged to Toronto-Dominion (Texas), Inc. under the terms of the Stock Pledge Agreement, dated as of April 2, 1997, between Cablevision Systems Corporation and Toronto-Dominion (Texas), Inc., as administrative agent and the Banks.

4 All of the capital stock, partnership interests or limited liability company interests are pledged under the Credit Party Pledge Agreement, dated as of June 6, 1997, to the Madison Square Garden, L.P. Credit Agreement.

                                    EXHIBIT A

                                  July 16, 1998


            MATTERS TO BE COVERED BY LETTER OR LETTERS OF INDEPENDENT
                               PUBLIC ACCOUNTANTS


          KPMG Peat Marwick LLP shall have furnished to you the following letter or letters (in each case in form and substance satisfactory to you):

          (1)  At the date hereof, a letter to the effect that:

               (a) they are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published 1933 Act Regulations;

               (b) in their opinion, except as disclosed in the Registration Statement, the audited consolidated financial statements and the related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in such annual report on Form 10-K comply as to form in all material respects with the applicable accounting requirements of the 1933 Act as it applies to registration statements on Form S-3 and the related published 1933 Act Regulations and of the 1934 Act as it applies to Form 10-K and the related published 1934 Act Regulations; and

               (c) in addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Form 10-K and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

          (2) At the date hereof, a letter with respect to each of the Company's quarterly reports on Form 10-Q (each a "10-Q Letter") filed prior to the date hereof and subsequent to the Company's most recently filed annual report on Form 10-K, to the effect that:

               (a) they reaffirm as of the date of such letter (and as though made on the date of such letter) all statements made in the 10-K Letter, except that the procedures specified therein shall have been carried out to a specified date not more than five days prior to the date of such 10-Q Letter;

               (b) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of:

                    (i) a reading of minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the Pricing Committee of the Company's Board of Directors and any subsidiary committees from the date of the latest audited consolidated financial statements to the specified date referred to in Section 2(a);

                    (ii) a reading of the unaudited condensed consolidated
               financial statements of the Company and its subsidiaries included or incorporated by reference in the quarterly report on Form 10-Q dated the date of such 10-Q Letter;

                    (iii) inquiries of certain officials of the Company and its subsidiaries; and

          nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements included or incorporated by reference in such quarterly report on Form 10-Q do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published 1934 Act Regulations or that any material modifications should be made to the unaudited condensed consolidated financial statements included or incorporated by reference in such quarterly report for them to be in conformity with generally accepted accounting principles, except as disclosed in the notes to such unaudited condensed consolidated financial statements or as otherwise described in such 10-Q Letter;

               (c) in addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Form 10-Q and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

          (3) At the Closing Time, a letter dated the Closing Time (the "Closing Letter"), to the effect that:

               (a) they reaffirm as of the date of the Closing Letter (and as though made on the date of the Closing Letter) all statements made in the 10-K Letter and in each 10-Q Letter, if any, except that the procedures specified therein shall have been carried out to a specified date not more than five days prior to the date of the Closing Letter; and

               (b) based on the procedures set forth in Section 2(b) (but carried out to the specified date referred to in Section 3(a)), nothing came to their attention that caused them to believe that, from the date of the latest balance sheet of the Company and its subsidiaries included or incorporated by reference in the Prospectus to such specified date, there were any increases or decreases in financial statement amounts specified by you as they have agreed to perform.